                                  EXHIBIT 10.19
                          AGREEMENT AND GENERAL RELEASE
                              WITH JAMES L. DURRELL

                          AGREEMENT AND GENERAL RELEASE
                              WITH JAMES L. DURRELL

     This Agreement and General Release ("Agreement") is entered into effective as of October 13, 2000, by and between WAYPOINT FINANCIAL CORP., a Pennsylvania stock corporation (the "Company") and the holding company of Waypoint Bank (the "Bank") and JAMES L. DURRELL ("Executive").

                                    RECITALS:
                                    --------

     A. In connection with the Agreement and Plan of Reorganization, as amended, dated March 27, 2000 (the "Merger Agreement"), by and between Harris Financial, M.H.C., Harris Financial, Inc., New Harris Financial, Inc. (which has changed its name to Waypoint Financial Corp.), Harris Savings Bank (which has changed its name to Waypoint Bank and which shall be referred to herein as the "Bank") and York Financial Corp. and York Federal Savings and Loan Association, the parties hereto agreed that Executive would be offered certain benefits, including but not limited to salary continuation benefit, health insurance coverage, a bonus for calendar year 2000, title to the automobile currently provided to Executive, and the option to convert existing life insurance coverages maintained by the Bank for Executive to private policy coverages, upon termination of employment pursuant to the Agreement and General Release in the form attached hereto as Exhibit 1 (the "Separation Agreement"); and

     B. In connection with the approval of the merger (the "Merger") of York Financial Corp. ("York Financial") with and into the Company, the Office of Thrift Supervision ("OTS") stated by Order No. 2000-75, dated August 14, 2000, that any agreements constituting "employment agreements" with the Bank (but not the Company) within the meaning of 12 C.F.R. ss.563.39 could not be entered into without first obtaining the non-objection of the Regional Director of the OTS, which non-objection has not yet been received; and

     C. The OTS has informed the Bank that the Separation Agreement shall be deemed to be an employment agreement subject to OTS regulatory review and the issuance of the non-objection of the Regional Director of the OTS if entered into by the Bank; and

     D. In consideration of the above and the agreement of the parties under the Merger Agreement, the Separation Agreement shall be amended effective as of October 13, 2000 as set forth below.

     For good and valuable consideration, the receipt of which is hereby acknowledged and based on the mutual covenants and agreements herein contained and in the Separation Agreement, the parties hereby agree as follows:

     1. The Separation Agreement is hereby amended to eliminate the Bank as a party to said Separation Agreement. The Company shall honor all the terms and conditions of the Separation Agreement and any reference to an obligation of Harris Savings Bank in the


Separation Agreement shall be deemed to be an obligation of the Company so long as this Agreement remains in effect.


This Agreement has been executed by a duly authorized officer of the Company and the Executive, effective as of the date first above written.


     ATTEST:                                     WAYPOINT FINANCIAL CORP.



                                            By:
                                               ---------------------------------
                                                    Charles C. Pearson, Jr.
                                            Title:  Chairman and Chief Executive

                                                                 Officer


WITNESS:                                                JAMES L. DURRELL



-----------------------------                   --------------------------------
                                                        James L. Durrell

                    RETIREMENT AGREEMENT AND GENERAL RELEASE


     This Retirement Agreement and General Release is made and entered into on this 13th day of October, 2000, by and between Harris Financial, M.H.C., Harris Financial, Inc., Harris Savings Bank, and New Harris Financial, Inc., its successors, assigns, subsidiaries, and affiliates (collectively "Harris") and James L. Durrell ("Executive").

     WHEREAS, Executive has been employed by Harris since January 11, 1988, and is currently employed as Executive Vice President, Chief Financial Officer of Harris Savings Bank; and

     WHEREAS, Executive has indicated his desire to retire; and

     WHEREAS, in recognition of the valuable services and contributions to Harris made by Executive, Harris is willing to provide certain salary continuation benefits to Executive limited period following his retirement.

     NOW THEREFORE, in consideration of the foregoing, the promises and covenants contained herein and other good and valuable consideration, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Retirement. Executive and Harris hereby agree that Executive will retire
        ----------
(terminate his employment) with Harris effective December 31, 2000 ("Retirement Provided that Executive has not revoked this Agreement, once executed by him, within the revocation period set forth in Paragraph 10(f), Executive's last day of employment with Harris will be his Retirement Date, and following such date Harris will pay or commence paying to Executive the benefits described in the following Paragraphs.

     Salary Continuation and Continuation of Health Benefits. Commencing with
     -------------------------------------------------------
the first payroll date following Executive's Retirement Date, Harris agrees to pay to Executive a monthly salary continuation benefit equal to $15,300. The monthly salary continuation benefit described above shall be paid by Hams to Executive over a term of thirty-six (36) months. For the period commencing January 1, 2001 and ending July 31, 2001, Harris also agrees to pay a percentage of Executive's health plan continuation coverage ("COBRA") premium, if Executive elects COBRA, in an amount equal to the employer paid percentage then paid by Harris for active employees under its group health plan.

     3. Bonus. Executive will be eligible to receive a bonus for calendar year
        -----
2000 based on the level of achievement of his calendar year 2000 Major Business Objectives ("MBO"). The parties hereby agree that Harris must meet minimum thresholds for ROE and EPS, as set forth in the Harris bonus plan for 2000, and Executive must meet minimum thresholds for his MBO before he may be eligible to receive any bonus for calendar year 2000.

     4. Automobile. As soon as administratively feasible after Executive's
        ----------
Retirement Date, Harris shall cause title to the automobile currently provided to Executive by Harris to be transferred to Executive.

     Life Insurance. Harris confirms to Executive that Executive has the option
     --------------
to convert existing life insurance coverages maintained by Harris for executive for a period of thirty-one (31) days following Executive's Retirement Date. To the extent Executive does not elect to covert said life insurance coverages to private policy coverages, all life insurance maintained by Harris covering Executive shall cease as of Executive's Retirement Date.

6. Retirement Plans. Executive's- participation in the qualified retirement
   ----------------
plans maintained by Harris shall cease as of his Retirement Date. Provided however, Executive may elect to commence distributions from the retirement plans as of his Retirement Date or as of any date thereafter subject however to the required minimum distribution rules and any other qualified plan rules applicable to the Harris qualified retirement plans.

     7. Death of Executive. If Executive should die after benefits have
        ------------------
commenced under this Agreement but before Executive has received all such payments, Hams shall pay the remaining benefits to the Executive's surviving spouse up to the earlier of either: (a) the date which is the end of the thirty-six (36) month payment term described in Paragraph 2; or (b) the death of the surviving spouse. If Executive should die prior to commencement of benefits under this Agreement, this Agreement shall terminate and no benefits shall be provided to Executive or his surviving spouse hereunder. Provided however, if Executive should die prior to the commencement of benefits under this Agreement, Executive's surviving spouse shall be entitled to receive group term life insurance benefits in an amount as previously selected by Executive under Harris' group term life insurance plan.

     8. Tax Withholding. Harris shall withhold any and all taxes which are
        ---------------
 .required to be withheld from any benefits paid under this Agreement to Executive.

     9. Non-Competition/Non-Solicitation Confidential Information. In
        ---------------------------------------------------------
consideration of Harris entering into this Agreement and agreeing to make payments to Executive pursuant hereto, such payments to which Executive is otherwise not entitled to receive, Executive covenants and agrees that from the date of execution of this Agreement and up through the end of the thirty-six
(36) month payment term described in Paragraph 1, he shall not directly or indirectly, either as an individual or as a proprietor, stockholder, partner, officer, director, employee, agent, consultant or independent contractor of any individual, partnership, corporation or other entity (excluding an ownership interest of one percent (1%) or less in the stock of a publicly traded company):

          (a) become employed by, participate in, or become connected in any manner with the ownership, management, operation or control of any bank, savings and loan or other similar financial institution which provides banking or other financial services within thirty (30) miles of any office now or in the future maintained by Harris; or

          (b) participate in any way in hiring or otherwise engaging, or assisting any other person or entity in hiring or otherwise engaging, on a temporary, parttime, or permanent basis, any individual who was employed by Harris during the three (3) year period immediately prior to Executive's Retirement Date. Notwithstanding any other provisions of this Agreement to the contrary, the terms of this subparagraph (b) shall not be limited to the thirty-six (36) month restriction set forth above; or

          (c) assist, advise, or serve in any capacity, representative or otherwise, any third party in any action against Harris or transaction involving Harris. Notwithstanding any other provisions of this Agreement to the contrary, the terms of this subparagraph (c) shall not be limited to the thirty-six (36) month restriction set forth above; or

          (d) divulge, disclose, or communicate to others in any manner whatsoever, any confidential information of Harris, including, but not limited to, the names and addresses of customers of Harris, as they may have existed from time to time or of any of Harris' prospective customers, work performed or services rendered for any customer, any method and/or procedures relating to projects or other work developed by or for Hams, information relating to audits, strategic planning, acquisition strategies, employment information, and all other similar information. The restrictions contained in this subparagraph (d) apply to all information regarding Harris, regardless of the source who provided or compiled such information. Notwithstanding any other provisions of this Agreement to the contrary, the terms of this subparagraph (d) shall not be limited to the thirty-six (36) month restriction set forth above and all information referred to herein shall not be disclosed unless and until it becomes known to the general public from sources other than the Executive.

     Executive understands and agrees that Harris will suffer irreparable harm in the event that Executive breaches any of Executive's obligations under this Paragraph 9, and that Executive's forfeiture of remaining payments under this Agreement will be inadequate to compensate Harris for such breach. Accordingly, Executive agrees that, in the event of a breach or threatened breach by Executive of this Paragraph 9, Harris, in addition to and not in limitation of any other rights, remedies or damages available to Harris at law or in equity, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction in order to prevent or to restrain any such breach by Executive, or by any representatives and any and all persons directly or indirectly acting for, on behalf of or with

Executive.

     10. Release of Claims. In consideration of the benefits to be provided by
         -----------------
Harris to Executive, such benefits to which Executive is not otherwise entitled to receive, Executive hereby agrees as follows:

     (a) Executive knowingly and voluntarily releases and forever discharges Harris, of and from any and all claims, known and unknown, which Executive, his heirs, executors, administrators, successors, and assigns have or may have against Harris that accrued or arose at any time prior to the execution of this Retirement Agreement and General Release, including, but not limited to, any alleged violations of Title VII of the Civil Rights Act; the Employee Retirement Income Security Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Fair Labor Standards Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Pennsylvania Human Relations Act; the Pennsylvania Wage Payment and Collection Law; ss.ss. 1981-1988 of Title 42 of the U.S.C.; the Immigration Reform and Control Act; the National Labor Relations Act; any amendments to the foregoing statutes; any other federal, state, or local civil rights or employment-related law, regulation, or ordinance; any public policy, contract, tort, or common law, including wrongful discharge, reliance, or promissory estoppel; and any allegations for costs, fees, or other expenses, including attorneys' fees.

     (b) Executive waives his right to file any action, charge, or complaint on his own behalf, and to participate in any action, charge, or complaint which may be made by any other person or organization on his behalf, with any federal, state, or local judicial body, court, or administrative agency against Harris, except where such waiver is prohibited by law. Should any such action, charge, or complaint be filed, Executive agrees that he will not accept any relief or recovery therefrom. Executive shall reimburse Harris for the fees and costs, including attorneys' fees, of defending such action, charge, or complaint.

     (c) Executive agrees not to disclose any information regarding the existence or substance of this Retirement Agreement and General Release, except to any attorney with whom Executive chooses to consult regarding this Agreement, tax advisors, immediate family members, or where such disclosure is required by law.

     (d) Executive agrees that neither this Retirement Agreement and General Release nor the furnishing of the consideration for this Release shall be deemed or construed at any time for any purpose as an admission by Harris of any liability or unlawful conduct of any kind.

     (e) In the event that Executive breaches or attempts to breach any provision of this Paragraph 10, Executive agrees that Harris will be entitled to proceed in any court of law or equity to stop or prevent such breach, and will be entitled to any and all forms of relief, including injunctive relief. Executive further agrees to reimburse Harris for all fees and costs, including attorneys' fees, incurred as a result thereof.

     (f) By signing this Agreement, Executive represents and agrees that:

          (1) this Agreement is entered into knowingly and voluntarily;

          (2) that he is receiving consideration from Harris in addition to anything of value to which he is already entitled;

          (3) that he has been given at least twenty-one (21) days to consider this Agreement and has chosen to execute it on the date set forth above;

          (4) that he knowingly and voluntarily intends to be legally bound by this Agreement;

          (5) that he has been advised to consult with an attorney; and

          (6) that he has seven (7) days following the execution of this Agreement to revoke the same, in which case the obligations of the parties to this Agreement shall be null and void.

     11. Property. Executive shall, no later than his Retirement Date, return to
         --------
Harris all property and documents of Hams then in his possession.

     12. Severability. Executive and Harris acknowledge that any restrictions
         ------------
contained in this Agreement are reasonable and that consideration for this Agreement has been exchanged. In the event that any provision of this Agreement shall be held to be void, voidable, or unenforceable, the remaining portions hereof shall remain in force and effect.

     13. Construction. This Agreement shall be construed in accordance with the
         ------------
laws of the Commonwealth of Pennsylvania.

     14. Captions. The captions used herein are for convenience and reference
         --------
only and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions that they introduce.

     15. Entire Agreement. This Agreement contains the entire understanding
         ----------------
between the parties hereto and supersedes and renders null and void and of no force and effect any prior written or oral agreements between them including a Change in Control Agreement effective August 10, 1998, by and between Executive and Harris. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

     16. Adjustment. Notwithstanding the preceding paragraphs of this Agreement,
         ----------
in the event that the aggregate payments or benefits to be made or afforded to Executive by Harris would be deemed to include an "excess parachute payment" under Section 2806 of the Internal Revenue Code of 1986 (the "Code") or any successor thereto, and, if such benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount" as determined in accordance with said Section 2806, and the Non-Triggering Amount would be greater than the aggregate value of the benefits (without such reduction) minus the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code, then benefits under this Agreement shall be reduced to the Non-Triggering Amount.

     17. Binding Effect. It is the intention of the parties hereto to be legally
         --------------
bound by the terms hereof and it is further intended that this Agreement be binding upon the respective heirs, successors, assigns, executors and administrators of the parties.

     18. Amendment. No amendment to this Agreement shall be binding unless in
         ---------
writing and signed by the parties hereto.


ATTEST:                                            HARRIS FINANCIAL, M.H.C.


                                             By:
--------------------------------                --------------------------------
Secretary

(SEAL)


ATTEST:                                            HARRIS SAVINGS BANK


                                             By:
--------------------------------                --------------------------------
Secretary


(SEAL)


ATTEST:                                            NEW HARRIS FINANCIAL, INC.


                                             By:
--------------------------------                --------------------------------
Secretary


(SEAL)
WITNESS:                                           EXECUTIVE



                                                /s/ James L. Durrell
--------------------------------                --------------------------------
                                                    James L.  Durrell